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                                                                    EXHIBIT 4.26

                                                            (GILBERT TOBIN LOGO)

                                                                         LAWYERS

                               SECOND IRREVOCABLE
                                POWER OF ATTORNEY

                                 CONFORMED COPY

                                ASBESTOS INJURIES
                            COMPENSATION FUND LIMITED
                       (IN ITS CAPACITY AS TRUSTEE OF THE
                               DISCRETIONARY FUND)

                          THE STATE OF NEW SOUTH WALES

                     2 Park Street Sydney NSW 2000 Australia
      email@gtlaw.com.au http://www.gtlaw.com.au Facsimile + 61 2 9263 4111
                           Telephone + 61 2 9263 4000

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CONTENTS

1.    PRELIMINARY                                                              1

2.    APPOINTMENT                                                              1

3.    CONSIDERATION                                                            1

4.    POWERS                                                                   2

5.    VALIDITY OF ACTS AND RATIFICATION                                        3

6.    DECLARATION                                                              3

7.    USE OF NAME                                                              3

8.    AUTHORITY TO BENEFIT THIRD PARTIES                                       3

9.    APPOINTMENT IRREVOCABLE                                                  4

10.   US ACKNOWLEDGMENT                                                        4

11.   GOVERNING LAW                                                            4

12.   NOTICES                                                                  4

13.   COUNTERPARTS                                                             4

ATTACHMENT A - DICTIONARY AND INTERPRETATION                                   1


                                                                          Page i

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THIS SECOND IRREVOCABLE POWER OF ATTORNEY is made on 14 DECEMBER 2006

BETWEEN

1. ASBESTOS INJURIES COMPENSATION FUND LIMITED ACN 117 363 461, a company limited by guarantee incorporated under the laws of the State of New South Wales, Australia, having its registered office at Level 3, 18-22 Pitt Street, Sydney, New South Wales, in its capacity as trustee for the Discretionary Fund (APPOINTOR)

2.   THE STATE OF NEW SOUTH WALES (ATTORNEY)

THE PARTIES AGREE

1.   PRELIMINARY

DEFINED TERMS AND INTERPRETATION

1.1 A term or expression starting with a capital letter which is defined in the Dictionary in Part 1 of Attachment A (DICTIONARY), has the meaning given to it in the Dictionary.

1.2 The Interpretation clauses in Part 2 of Attachment A (INTERPRETATION) set out rules of interpretation for this deed.

2.   APPOINTMENT

The Appointor appoints the Attorney to be its attorney from the date of this deed for the duration of the Final Funding Agreement.

3.   CONSIDERATION

Each party acknowledges entering into this deed and incurring obligations and giving rights under this deed for valuable consideration received from the other party to this deed.


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4.   POWERS

4.1  SCOPE

Subject to clause 4.2, the Appointor hereby irrevocably grants the Attorney the powers to do in the name of the Appointor and on its behalf everything that the Attorney considers necessary or expedient to enforce on behalf of the Appointor all promises made by JHINV and the Performing Subsidiary to the Appointer under clauses 6, 9, 10, 15.1 and 15.7 of the Final Funding Agreement and under each Relevant Agreement, including without limitation the powers to:

(a) subject to clause 10 of the Final Funding Agreement, vote and prove, on behalf of the Appointor, the Wind-Up or Reconstruction Amount or any debt owing to the Appointer under clause 6, 9, 10, 15.1 and 15.7 of the Final Funding Agreement and any Related Agreement and make application to any court of competent jurisdiction in relation to any Reconstruction Event or Insolvency Event of JHINV;

(b) subject to clause 10 of the Final Funding Agreement be present and vote at any meeting relating to any Reconstruction Event or, subject to the Intercreditor Deeds, any Insolvency Event of JHINV, or any other meeting of creditors of JHNIV where the obligation owed to the Appointor arises under clause 6, 9, 10, 15.1 or 15.7 of the Final Funding Agreement or any Related Agreement;

(c) individually make submissions to an Insolvency Official or any court having jurisdiction in connection with any Reconstruction Event or an Insolvency Event of JHINV; and

(d) do anything which in the Attorney's opinion is necessary or desirable to ensure the validity and enforceability of this power of attorney under any applicable law (including without limitation, stamping or registering this power of attorney or filing this power of attorney with any government authority).

Without limiting the foregoing but subject to clause 4.2, in respect of an obligation owed to the Appointor which arises under clause 6, 9, 10, 15.1 or
15.7 of the Final Funding Agreement or the Related Agreements, the Appointor hereby authorizes the Attorney, as attorney in fact for the Appointor and with full power of substitution to attend the meeting of creditors of JHINV or any adjournment thereof, and, subject to the Intercreditor Deeds, to vote in the Appointor's behalf on any question that may be


                                                                          Page 2

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lawfully submitted to creditors at such meeting or adjourned meeting, and for a trustee or trustees of the estate of JHINV and to accept or reject any plan of reorganisation of JHINV.

4.2  EXERCISE

(a) The foregoing powers of enforcement are subject to clause 16.6 of the Final Funding Agreement.

(b) This power of attorney automatically terminates in the event of the termination of the Final Funding Agreement.

5.   VALIDITY OF ACTS AND RATIFICATION

The Appointor:

(a) declares that everything done by the Attorney in exercising powers under this power of attorney is as valid as if it had been done by the Appointor; and

(b) agrees to ratify, confirm and be bound by whatever the Attorney does in exercising powers under this power of attorney.

6.   DECLARATION

The Appointor declares that a Person who deals with the Attorney in good faith may accept a written statement signed by the Attorney to the effect that this power of attorney has not been revoked as conclusive evidence of that fact.

7.   USE OF NAME

The Attorney may exercise powers under this power of attorney in the name of the Appointor or in the name of the Attorney including the conduct of any court proceedings.

8.   AUTHORITY TO BENEFIT THIRD PARTIES

The Appointor expressly authorises the Appointor to do anything which may result in a benefit to a third party.


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9.   APPOINTMENT IRREVOCABLE

The Appointor declares that this power of attorney is given for valuable consideration and is irrevocable from the date of this deed for the duration of the Final Funding Agreement.

10.  US ACKNOWLEDGMENT

The Appointer must, on request by the Attorney, use all reasonable endeavours to ensure that the execution of this deed is acknowledged before one of the officers enumerated in 28 U.S.C Section 459, Section 953, Rule 9012, or a person authorised to administer oaths under the laws of the state where the oath is administered.

11.  GOVERNING LAW

This deed is governed by the laws applicable in New South Wales.

12.  NOTICES

Clause 30 of the Final Funding Agreement shall apply to this deed with the necessary changes. .

13.  COUNTERPARTS

This deed may be executed in any number of counterparts, each of which when executed, is an original. These counterparts together make one instrument.


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EXECUTED as a deed.

EXECUTED by ASBESTOS INJURIES COMPENSATION FUND
LIMITED in its capacity as trustee of the Discretionary Fund :


Signed by P.W. Baker                    Signed by Joanne Marchione
---------------------------------       ----------------------------------
Signature of Director*                  Signature of Director/Secretary*


Peter W. Baker                          Joanne Marchione
---------------------------------       ----------------------------------
Name of Director (print)                Name of Director (print)


Signed by Donald A.J. Salter            Signed by Donald A.J. Salter
---------------------------------       ----------------------------------
Signature of witness                    Signature of witness

Donald A.J. Salter                      Donald A.J. Salter
---------------------------------       ---------------------------------
Name of witness (print)                 Name of witness (print)

* Each individual signing this deed on behalf of Asbestos Injuries Compensation Fund Limited acknowledges that he or she is a director or secretary of the corporation named above and is authorised to execute this power of attorney on its behalf.


                                                                  Signing page 1

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SIGNED by the Honourable Robert John Debus MP,
Attorney General of New South Wales, for the State of New South Wales:


Signed by Robert John Debus
---------------------------------


                                                                  Signing page 2

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                  ATTACHMENT A - DICTIONARY AND INTERPRETATION

                          DICTIONARY AND INTERPRETATION

                                  (CLAUSE 1.1)

1.   DICTIONARY

In this deed:

CLAIMANTS has the meaning given to it in the Final Funding Agreement.

CONTROLLED ENTITY has the meaning given to it in the Final Funding Agreement.

CROSS GUARANTEE has the meaning given to it in the Final Funding Agreement.

DISCRETIONARY FUND has the meaning given to it in the Final Funding Agreement.

FINAL FUNDING AGREEMENT means the deed dated [ ] between JHINV, the Performing Subsidiary, the Attorney and the Appointor which amends and restates the Original FFA..

INITIAL FUNDING has the meaning given in the Final Funding Agreement.

INSOLVENCY EVENT has the meaning given to it in the Final Funding Agreement.

INSOLVENCY OFFICIAL has the meaning given to it in the Intercreditor Deeds.

INTERCREDITOR DEED means each deed so entitled to be entered into between JHINV or the Performing Subsidiary (as the case may be), the NSW Government, the Appointor and the Guarantee Trustee (as defined in that deed), substantially, in the form annexed as Annexure 3A or 3B respectively, of the Final Funding Agreement, as may be amended with the agreement of JHINV and the NSW Government (in each case acting reasonably) as the result of review by, and negotiations with, JHINV's existing bank Lenders (as defined in the Final Funding Agreement).

JHINV means James Hardie Industries N.V. and any Parent Entity.

NOTICE has the meaning given to it in the Final Funding Agreement.

ORIGINAL FFA means the deed dated 1 December 2005 between JHINV, the Performing Subsidiary, the Attorney and acceded to by the Appointor by a deed of accession dated 8 June 2006.


                                                                Schedule, Page 1

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PARENT ENTITY means any Person and all such Persons of which JHINV is a
Controlled Entity and where there are two or more such Persons, only the immediate holding company and the ultimate holding company of JHINV.

PERFORMING SUBSIDIARY means James Hardie 117 Pty Ltd or, if a subsidiary of JHINV other than that entity is nominated under clause 6.2 of the Final Funding Agreement to perform the obligations described in clauses 6 and 9 of the Final Funding Agreement and each of JHINV and that subsidiary has complied with clause
6.2 of the Final Funding Agreement, that subsidiary.

PERSON includes any general partnership, limited partnership, corporation, limited liability company, joint venture, trust, business trust, governmental agency, co-operative, association, individual or other entity, and the heirs, executors, administrators, legal representatives, successors and assigns of such a person as the context may require.RECONSTRUCTION EVENT has the meaning given to it in the Final Funding Agreement.

RELEVANT AGREEMENTS means each of those documents listed in Schedule 1 to the Final Funding Agreement to which the Appointor is a party and each Cross-Guarantee given in favour of the Appointer by any Controlled Entity of JHINV.

WIND-UP OR RECONSTRUCTION AMOUNT has the meaning given to it in the Final Funding Agreement.

2.   INTERPRETATION

In this deed the following rules of interpretation apply unless the contrary intention appears.

(a) Headings are for convenience only and do not affect the interpretation of this deed.

(b)  The singular includes the plural and vice versa.

(c)  Words that are gender neutral or gender specific include each gender.

(d) Where a word or phrase is given a particular meaning, other parts of speech and grammatical forms of that word or phrase have corresponding meanings.

(e) The words 'such as', 'including', 'particularly' and similar expressions are not used as nor are intended to be interpreted as words of limitation.

(f)  A reference to:

     (i) a thing (including but not limited to a chose in action or other right) includes a part of that thing;


                                                                  Signing page 2

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     (ii) a document includes all amendments or supplements to that document;

     (iii) a clause, term, party, schedule or attachment is a reference to a clause or term of, or party, schedule or attachment to this deed;

     (iv) this deed includes all schedules and attachments to it;

     (v) an agreement other than this deed includes an undertaking, or legally enforceable arrangement or understanding whether or not in writing; and

     (vi) a monetary amount is in Australian dollars.


                                                                  Signing page 3